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                                                                    EXHIBIT 4.27

                       [Translated from Chinese Original]

                     STRATEGIC CONSULTING SERVICE AGREEMENT



                                    between


                      BEIJING PREMIUM TECHNOLOGY CO., LTD.




                                      and


                      FORTUNE SOFTWARE (BEIJING) CO., LTD.



                                  August, 2007

                                 BEIJING, CHINA











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                     STRATEGIC CONSULTING SERVICE AGREEMENT

This Strategic Consulting Service Agreement ("this Agreement") is entered into in Beijing, the People's Republic of China (the "PRC") on this August 21, 2007 beween:

Party A: Beijing Premium Technology Co., Ltd.
Address: Room 621, Beijing Hangtian Jingmi Mansion, No. 30 Haidian Nalu Road, Haidian District, Beijing, the PRC
Legal Representative: Xiong Wei
Postal code: 100080

Party B: Fortune Software (Beijing) Co., Ltd.
Address: Room 626, Beijing Hangtian Jingmi Mansion, No. 30 Haidian Nanlu Road, Haidian District, Beijing, the PRC
Legal Representative: Zhao Zhiwei
Postal code: 100080

WHEREAS,

(1) Party A is a company with limited liability duly organized and validly existing under the laws of the PRC, primarily engaged in developing and manufacturing of computer hardware and software, system software and application software, etc. (the "Business").

(2) Party B is a wholly foreign owned enterprise duly organized and validly existing under the laws of the PRC, and has expertise and resources in providing strategic consulting services in the foregoing business area.

(3) Party A agrees to engage Party B to provide strategic consulting services in the foregoing area, and Party A desires to accept such strategic consulting services according to the terms and conditions of this Agreement.

NOW AND THEREFORE, in accordance with the principle of sincere cooperation, mutual benefit and joint development and after friendly negotiations, the parties hereby enter into the following agreements pursuant to the provisions of relevant laws and regulations of the PRC.

                             ARTICLE 1. DEFINITIONS

The terms used in this Agreement shall have the meanings set forth below:

1.1 "This Agreement" means this Strategic Consulting Service Agreement and all appendices thereto, including written instruments as originally executed and as may from time to time be amended or supplemented by the parties hereto through written agreements.

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1.2 "The PRC" means, for the purpose of this Agreement, the People's Republic of
China, excluding Hong Kong, Taiwan and Macao.

1.3 "Date" means the year, month and day. In this Agreement, "within" or "no later than", when used before a year, month or day, shall always include the relevant year, month or day.

                     ARTICLE 2. TECHNICAL SUPPORT SERVICES

2.1 The strategic consulting services (the "Services"): Party A engages Party B to provide to Party A the strategic consulting services specified in Exhibit 1 attached hereto ("Exhibit 1") from the execution date of this Agreement.

2.2 Exclusive Services Provider: Party B is the exclusive services provider of Party A. Without the written consent of Party B, Party A shall not entrust any other third party to provide the Services stated herein.

                  ARTICLE 3. STRATEGIC CONSULTING SERVICE FEE

3.1 Amount and payment: Party A shall pay certain fees in accordance with the provisions of Exhibit 2 to Party B in consideration of the technical support service provided by Party A (the "Service Fee");

3.2 Reasonable expenses: besides the Service Fee, Party B shall charge Party A for all the reasonable expenses relating to the Services, including but not limited to travel, accommodation, traffic and communication expenses.

                   ARTICLE 4. REPRESENTATIONS AND WARRANTIES

4.1 Each party hereto represents to the other party that:

4.1.1 it has all the necessary rights, powers and authorizations to enter into this Agreement and to perform its duties and obligations hereunder; and

4.1.2 the execution or performance of this Agreement shall not violate any significant contract or agreement to which it is a party or by which it is or its assets are bounded.

                           ARTICLE 5. CONFIDENTIALITY

5.1 Each party shall keep confidential all the content of this Agreement. Without the prior consent of all parties, no party shall disclose any content of this Agreement to any other party or make any public announcements with respect to any content of this Agreement. Notwithstanding the forgoing provisions of this Article 5, the following disclosure shall be permitted: (i) disclosure made pursuant to any applicable laws or any rules of any stock exchange of US, PRC or relevant countries; (ii) disclosure of information which has become public information other than due to any breach by the disclosing party; or (iii) disclosure to any party's shareholders, legal counsel, accountants, financial advisors or other professional advisors who bear the obligation of confidentiality to such party.

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5.2 The parties agree this Article 5 will survive any invalidity, modification, cancellation or termination of this Agreement, if applicable.

                 ARTICLE 6. GOVERNING LAW AND EVENTS OF DEFAULT

6.1 The execution, effectiveness, interpretation, performance and dispute resolution of this Agreement shall be governed by the laws of the PRC.

6.2 Any violation of any provision hereof, incomplete performance of any obligation provided hereunder, any misrepresentation made hereunder, material concealment or omission of any material fact or failure to perform any covenant provided hereunder by any party shall constitute an event of default. The defaulting party shall assume all the legal liabilities pursuant to the applicable laws.

                         ARTICLE 7. DISPUTE RESOLUTION

7.1 Any dispute arising from the performance of this Agreement shall be first subject to the parties' friendly consultations. If the parties fail to make an written agreement within thirty days after consultation, such dispute will be submitted to the China International Economic and Trade Arbitration Commission ("CIETAC") in accordance with its arbitration rules/procedures.

7.2 The arbitration shall be administered by the Beijing branch of China International Economic and Trade Arbitration Commission in accordance with the then effective arbitration rules of the Commission in Beijing. The tribunal will be composed of one (1) arbitrator appointed by the chairman of CIETAC.

7.3 The arbitration award shall be final and binding on the parties. The costs of the arbitration (including but not limited to arbitration fee and attorney fee) shall be borne by the losing party, unless the arbitration award stipulates otherwise.

                            ARTICLE 8. EFFECTIVENESS

8.1 This Agreement shall become effective upon the execution by both parties hereto.

8.2 The term of this Agreement shall be twenty (20) years. Party A shall not terminate this Agreement during this term.

8.3 Unless Party B notifies Party A of no renewal of this Agreement by giving a thirty (30) days prior notice, this Agreement will be renewed for one year automatically after the expiry of the term hereof. This provision will apply to all the subsequent renewal.

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                      ARTICLE 9. NO SUBSEQUENT OBLIGATION

9.1 Once this Agreement is terminated, Party A will not have any obligation of providing to Party B any Service hereunder.

                        ARTICLE 10. TRANSFER LIMITATION

10.1 Without the prior written consent of the other party, neither party shall transfer any of their rights or obligations hereunder.

                             ARTICLE 11. AMENDMENT

11.1 Both parties hereto shall fulfill their respective obligations hereunder. No amendment to this Agreement shall be effective unless such amendment has been made in written form, and agreed by both parties and both parties have obtained necessary authorization and approvals with respect to such amendment. Any modification and supplementary to this Agreement after signed by both parties, become an integral part of this Agreement, and has the same legal force with this Agreement.

                            ARTICLE 12. COUNTERPARTS

12.1 This Agreement is executed in two counterparts, with Party A and Party B each hold a counterpart. Each counterpart has the same legal force.

                           ARTICLE 13. MISCELLANEOUS

13.1 The title and headings contained in this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any provision of this Agreement;

13.2 The parties may enter into supplementary agreements to address any issue not covered by this Agreement. The supplementary agreements so entered shall be an appendix hereto and shall have the same legal effect as this Agreement.


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                                   Exhibit 1
                                   ---------
                  Content of the Strategic Consulting Services

Party B shall provide the following strategic consultation services to Party A pursuant to this Agreement to the extent permitted by PRC laws:

(1) evaluation of new products/services;
(2) industry and client research;
(3) marketing strategies;
(4) training of Party A's personnel; and
(5) other services in connection with Party A's business.

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                                   Exhibit 2
                                   ---------
                        Strategic Consulting Service Fee

The Service Fee in consideration of provision of the Service provided by Party B shall be 30% of the "profits" of Party A in such year. The "profits" of Party A in such year should be equal to gross revenue of Party A in such year minus (the sales tax, sales expenses, management fees, financial expenses and other expenses resulting from the daily operation and other business operation of Party A, and such "profit" shall be the profit before paying for other service fees as specified by the Binding Agreements. Such expenses shall be determined by both parties every quarter in written form, and shall be paid by Party B within three (3) months after the accounting date.

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[execution page only]

This Agreement is executed by the following parties as of the date listed first above.


Party A: Beijing Premium Technology Co., Ltd.

Seal:
Authorized Representative
(Signature):

Party B: Fortune Software (Beijing )Co. Ltd.

Seal:
Authorized Representative
(Signature):